EX-99.23(p)(2)






                         ROXBURY CAPITAL MANAGEMENT, LLC


                                 CODE OF ETHICS





















   100 WILSHIRE BLVD., SUITE 1000, SANTA MONICA, CA 90401 TEL: (310) 917-5600
                                   REV. 2/1/05

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CODE OF ETHICS                                   ROXBURY CAPITAL MANAGEMENT, LLC

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                        ROXBURY CAPITAL MANAGEMENT, LLC
                                 CODE OF ETHICS


                    Revised Effective Date: February 1, 2005
I.       PREAMBLE
         --------

   This Code of Ethics is being adopted to effectuate the purposes and objectives of Sections 204A and 206 of the Investment Advisers Act of 1940 (the "Advisers Act"), Rules 204A-1 and 204-2 under the Advisers Act, and Rule 17j-1 under the Investment Company Act of 1940 (the "Company Act"). Section 204A requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, non-public information by investment advisers, including Roxbury Capital Management, LLC ("Roxbury"). Rule 204A-1 of the Advisers Act requires all investment advisers to adopt a Code of Ethics that must include the following items at a minimum:

     (1) Standards of business conduct that the firm requires of its supervised persons which must reflect the firm's and its supervised persons fiduciary obligations.

     (2) A requirement that the firm's supervised persons comply with federal securities law.

     (3)  Personal trading policies and procedures.

     (4) Requirement that Supervised persons report any violations of the code of ethics promptly to the Chief Compliance Officer ("CCO") or to another person designated in the code of ethics ("Compliance Designee")

Rule 204-2 of the Advisers Act imposes record keeping requirements with respect to a firm's Code of Ethics and personal securities transactions of certain persons employed by investment advisers. Section 206 of the Advisers Act makes it unlawful, among other things, for Roxbury and its Access Persons in connection with the purchase or sale by such person of a security held or to be acquired by Roxbury for a client:

     (1) To employ any device, scheme or artifice to defraud any client or prospective clients;

     (2) To make any untrue statement of a material fact or omit to state to a client or prospective client a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

     (3) To engage in any transaction, practice or course of business which operates or would operate as a fraud or deceit upon any client or prospective client; or

     (4) To engage in any act, practice, or course of business which is fraudulent, deceptive or manipulative.

Rule 17j-1 of the Company Act also requires an adviser to an investment company adopt a written code of ethics ("Code") containing provisions reasonably necessary to prevent persons from violating the above standard and to prevent violations of its code of ethics. This Code contains provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and to assure that Roxbury's clients interests are considered first. This Code also establishes procedures reasonably necessary to prevent violations of this Code.

II.      STATEMENT OF GENERAL PRINCIPLES
         -------------------------------

   Roxbury is dedicated to providing effective and proper professional investment management services to its clients and depends upon a high level of public and client confidence for its success. That confidence can be maintained only if Roxbury's Supervised Persons observe the highest standards of ethical behavior in the performance of their duties. Roxbury has the obligation to exercise its authority for the benefit of its clients, to place the interest of its clients first and to refrain from having outside interests that conflict with the interests of its clients. Roxbury and its Supervised Persons must avoid any circumstances that might adversely affect or appear to affect Roxbury's duty of complete loyalty to clients.

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CODE OF ETHICS                                   ROXBURY CAPITAL MANAGEMENT, LLC

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While it is not possible to  specifically  define and prescribe  rules regarding all possible cases in which conflicts might rise, this Code is designed to set forth Roxbury's policy regarding Supervised Persons conduct in those situations in which conflicts are most likely to develop. As Roxbury personnel consider the more detailed provisions of the Code, they should keep in mind the following fundamental fiduciary principles that govern their activities:

     1. The interests of the clients must come first. Roxbury personnel must scrupulously avoid serving their own interests ahead of those of the client when making any decision relating to personal investments;

     2. Access Persons must not take inappropriate advantage of their positions;

     3.   Information concerning clients investments must be kept confidential;
          and

     4. Access Persons must always provide professional investment management advice based upon unbiased independent judgment.

These principles govern all conduct by Supervised Persons whether or not such conduct is covered by specific procedures. Failure to comply with these general principles may result in disciplinary action, including termination.

III.     SCOPE
         -----

      III.1 -- PERSONS COVERED UNDER THE CODE
      ---------------------------------------

          The Code applies to Roxbury's Supervised Persons. A sub-category of Supervised Persons known as Access Persons are covered in sections of the Code dealing with personal securities transactions. Access Persons who advise mutual funds are a separate category of Access Persons.

          SUPERVISED PERSONS are defined in Section 202(a)(25) of the Advisers Act as:

            o Directors, officers, and partners (or other persons occupying a similar status or performing similar functions);

            o   Employees; and

            o Any other person who provides advice on behalf of the investment adviser and is subject to the investment adviser's supervision and control.

          The Chief Compliance Officer ("CCO") will maintain a list of all Supervised Persons based on information received from all Roxbury Employees.

          ACCESS PERSONS
          --------------
          Access Persons are a separate category of Supervised Persons who are subject to personal securities reporting requirements. Access Person is defined as any of Roxbury's Supervised Persons:

            o Who has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Fund the Firm or its control affiliates manage; or

            o Who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

          The  CCO  will   maintain  a  list  of  all  Access  Persons  based on
          information received from all Supervised Persons.

          ACCESS PERSONS - MUTUAL FUND ADVISER
          ------------------------------------
          Access Persons for Advisors to Mutual Funds are defined under Rule 17j-1 of the Investment Company Act as:

            o   Directors, officers, and general partners of the Advisor; and

            o   Advisory Persons defined as:

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CODE OF ETHICS                                   ROXBURY CAPITAL MANAGEMENT, LLC

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          Any director,  officer, general partner or employee of the Advisor (or a company in a control relationship to the Advisor) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities (see definition in next section) by the Mutual Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

          Any natural person in a control relationship to the Advisor who obtains information concerning recommendations made to the Mutual Fund with regard to the purchase or sale of Covered Securities by the Mutual Fund.

          The CCO will maintain a list of all Access Persons for Mutual Funds based on information received from all Supervised Persons. This list includes employees of the Firm and may include affiliates of the Firm who may have access to information regarding Fund investments.

          All directors and officers of the Roxbury managed mutual funds through the Wilmington Family of Funds that are not employees of Roxbury are not covered by Roxbury's Code of Ethics. They are covered by the Funds' Code of Ethics which is administered by the Funds' Chief Compliance Officer.


      III.2 -- SECURITIES COVERED BY THE CODE
      ---------------------------------------

          A COVERED SECURITY includes any instrument that is considered a "Security" under the Advisers Act with the exception of the following:

            o Direct obligations of the U.S. government (e.g., treasury securities);

            o Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements;

            o   Shares issued by money market funds;

            o Shares of open-end mutual funds that are not advised or sub-advised by Roxbury or its affiliates(1); and

            o Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are funds advised or sub-advised by Roxbury or its affiliates(2).

     III.3 -- ACCOUNTS COVERED BY THE CODE
     -------------------------------------

     BENEFICIAL OWNERSHIP ACCOUNT
     ----------------------------
     A Beneficial Ownership Account means an account in which the Access Person has a beneficial ownership interest as that term is defined in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934. See Appendix A for a copy of Rule 16a-1(a)(2) under the Securities Exchange Act of 1934.

     CLIENT ACCOUNT
     --------------
     A "Client Account" means an account that meets all of the following requirements:
            o The client has signed an investment management or investment advisory agreement with Roxbury; and
            o   The account is not owned by a person related to an Access Person

     ACCESS PERSON-RELATED ACCOUNT
     -----------------------------
     An "Access Person-Related Account" refers to an account, except an Access Person Client Account, for any of the following persons:
            o   the Access Person;
            o   the Access Person's spouse;
            o   the Access Person's minor child or children;

-------------------------------
(1) An affiliate-managed mutual fund is deemed to be a "Covered Security" when the CCO deems that Roxbury Supervised persons have access to nonpublic information about the fund.
(2) Id.

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CODE OF ETHICS                                   ROXBURY CAPITAL MANAGEMENT, LLC

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            o   any other relative of the Access Person or his/her spouse, sharing the same home as the Access Person;
            o any entity or individual for whom/which the Access Person acts as trustee, executor or agent; or
            o any other account for which the Access Person has discretionary authority to trade except a Client Account or an Access Person Client Account. For example, if an Access Person has authority to place a trade for a parent's account and the account is not an Access Person Client Account, such an account would be an Access Person-Related Account and the Code of Ethics would apply to all transactions in such an account.

     ACCESS PERSON CLIENT ACCOUNT
     ----------------------------
     "Access Person Client Account" means an account that meets all of the following requirements:
            o The account is owned by an Access Person or a person related to the Access Person;
            o The account is managed and traded by a Roxbury employee(s) who is not related to the owner of the account;
            o The account has signed an investment management agreement with Roxbury; and
            o The account has been approved as an Access Person Client Account by the Chief Compliance Officer ("CCO")

 IV. PERSONAL SECURITIES TRANSACTIONS
     --------------------------------

     It is Roxbury's policy not to permit its Access Persons or their immediate family members to benefit from trading done for its clients at the expense of clients. However, Roxbury does allow Access Persons including their family members to own, purchase, and/or sell securities which Roxbury purchases or sells for client accounts subject to the rules contained herein. Roxbury believes such a policy creates a commonality of interest between the clients and Roxbury's Access Persons.

     IV.1 -- POLICY
     --------------

         ROXBURY REQUIRES THAT ALL ACCESS PERSONS STRICTLY COMPLY WITH THE POLICIES AND PROCEDURES REGARDING PERSONAL SECURITIES TRANSACTIONS. THOSE EMPLOYEES FOUND TO BE OUT OF COMPLIANCE ARE SUBJECT TO DISCIPLINARY ACTION INCLUDING TERMINATION OF EMPLOYMENT. NON-EMPLOYEE ACCESS PERSONS FOUND TO BE OUT OF COMPLIANCE ARE SUBJECT TO TERMINATION OF THEIR RELATIONSHIP WITH ROXBURY.

     IV.1.2 -- PRE-CLEARANCE PROCEDURE
     ---------------------------------

         An Access Person may acquire a direct or indirect beneficial ownership interest in Covered Securities only if the Access Person obtains the prior written approval of the CCO or Compliance Designee utilizing Roxbury's Pre-clearance Request Form attached as Exhibit G to this Code.

         EXCEPTIONS TO THE PRE-CLEARANCE REQUIREMENT
         -------------------------------------------
         Securities  not  included  in the  definition  of Covered  Security  in
         Section III.2 of this Code are not subject to the pre-clearance requirement. Because certain types of Covered Securities do not present the opportunity for the type of improper trading activities this Code is designed to prevent, the following transactions in Covered Securities are excepted from the pre-clearance requirement of section IV.1.2:

         1. Transactions resulting from automatic dividend reinvestment plans or other automatic investment plans;
         2. Securities acquired through corporate distributions applicable to all holders of the same class of security (e.g. stock dividends);
         3. Purchases affected upon exercise of rights issued pro rata to all holders of a class of its securities, to the extent such rights are acquired from such issuer.

     IV.1.3 -- PROHIBITED TRANSACTIONS
     ---------------------------------

         NO ACCESS PERSON RELATED ACCOUNT SHALL:

         1. Purchase or sell any Covered Security without the prior written approval of the CCO or Compliance Designee on the same day as the transaction occurs. Prior to granting approval, the Compliance Designee shall take necessary steps to be sure that Roxbury is not purchasing or selling for any Client Account, the security requested to be purchased or sold by the Access Person-Related Account and that the proposed transaction is in compliance with the other provisions of this Code. A Pre-Clearance Request Form in the form of Exhibit G attached hereto must be filled out

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CODE OF ETHICS                                   ROXBURY CAPITAL MANAGEMENT, LLC

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             and signed by the Compliance Designee and will be valid only for the remainder of the business day on which the approval was given. If an Access Person is unable to complete the trade before the end of the business day, he/she will need to obtain approval on the next day that the Access Person wishes to make the purchase or sale. If an Access Person places a "limit order" on the transaction and the order is not completed during the day on which the approval is given, the remaining order must be re-approved by the Compliance Designee.

         2. Purchase any Covered Security that Roxbury is purchasing for any Client Accounts pursuant to a Trading Program(3) until all purchases for Client Accounts pursuant to the Trading Program have been completed.

         3. Purchase any Covered Security that is being sold pursuant to a Trading Program until five (5) business days after all sales for Client Accounts pursuant to the Trading Program have been completed.

         4. Sell any Covered Security that Roxbury is selling for any Client Accounts pursuant to a Trading Program until all sales for Client Accounts pursuant to the Trading Program have been completed.

         5. Sell any Covered Security that is being purchased pursuant to a Trading Program until five (5) business days after all purchases for Client Accounts pursuant to the Trading Program have been completed.

         6. Purchase or sell any Covered Security that Roxbury is purchasing or selling for any Client Accounts other than as a result of a Trading Program, on any given day until all orders for such purchases or sales have been completed.

         7. Purchase or sell any Covered Securities on the "Watch List" even if Roxbury currently holds the Security for Client Accounts. The Compliance Designee may, however, confirm with the appropriate Analyst and Portfolio Manager(s) regarding his/her plans regarding the security. If there are no plans for imminent action, this will be documented on the preclearance request form and the trade may be approved.

         8. Purchase or sell any options without the prior written approval of the Compliance Designee except that employees may receive options to purchase interests in Roxbury.

         9. Sell short any Covered Security without the prior written approval of the Compliance Designee.

         10. Sell any Covered Security until at least 30 days after it has been purchased without the prior written approval of the Compliance Designee.

         11. Purchase any Security in an initial public offering ("IPO") unless:
             (a) the reason the Access Person-Related Account has access to the IPO is not related to the Access Person's position at Roxbury; and
             (b) the Compliance Designee has approved the transaction in writing and given a written justification for his/her decision.

         12. Purchase any Security in an initial secondary offering unless: (a) the reason the Access Person-Related Account has access to the secondary offering is not related to the Access Person's position at Roxbury; and (b) the Compliance Designee has approved the transaction in writing.

         13. Purchase or sell any Security in a private placement of Securities unless:



-----------------------------------

(3) "Trading Program" means the purchase or sale of a Security across the majority of existing Client Accounts managed in a particular investment style. In addition, Institutional Accounts, Private Client Group Accounts and Wrap Accounts shall each be considered a different investment style for the purpose of defining a "Trading Program." A Trading Program does not include purchases or sales of Securities for new Client Accounts or as a result of additions to, or withdrawals from, one or more Client Accounts.

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CODE OF ETHICS                                   ROXBURY CAPITAL MANAGEMENT, LLC

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           i.   the  Security  is  an  option  to  purchase  an interest,  or an interest, in Roxbury Capital Management;

           ii. the Security is an interest in a pooled investment vehicle for which Roxbury acts as investment adviser or investment manager and which invests only in publicly traded securities; or

           iii. the Compliance Designee has approved the private placement transaction in writing and given a written justification for his decision including a written explanation of why the private placement transaction is not appropriate for any Client Account or Roxbury's 401(k) plan.

         14. Purchase or sell any Security in a block trade in which Client Accounts participate.

         NO ACCESS PERSON CLIENT ACCOUNT SHALL:

         1.  Purchase any Covered Security in an IPO; and
         2. Purchase or sell any Covered Security in a private placement of Covered Securities

IV.1.4 -- THE WATCH LIST
------------------------

       The Watch List is comprised of Securities Roxbury is closely observing and anticipating imminent action in on behalf of clients' accounts and, therefore, Securities in which Access Person-Related Accounts are generally prohibited from trading.

       Construction Procedures:

       Investment Committee designates a Watch List control person charged with creating the weekly Watch List ("Control Person").

            o Prior to the regular weekly Investment Committee meeting, the Control Person circulates the previous week's Watch List to all Portfolio Managers and Analysts asking them each to (a) add the name of each and every Security for which such person is preparing a formal recommendation(4) where it is expected that such recommendation will be presented for Investment Committee consideration within the next two weeks; and (b) delete from the Watch List any and all Securities of which such person is aware that its consideration for investment purposes has been indefinitely suspended(5) or terminated for any reason whatsoever.
                The Control Person revises the Watch List accordingly.
            o At the conclusion of the Investment Committee meeting, the Control Person shall delete from the Watch List any and all Securities which were presented to the Investment Committee in the form of a recommendation for purchase or sale on behalf of Client Accounts and with respect to which a final decision not to purchase or sell, respectively, was made by the Investment Committee. Presumably, the Control Person will not need to add to the Watch List any of the Securities which the Investment Committee voted to purchase or sell on behalf of Client Accounts since these Securities have been on the Watch List for at least two weeks at this point. All Securities selected by the Investment Committee for purchase or sale activity at an Investment Committee meeting will be placed on the Watch List and will remain on the Watch List until the Trading Department has indicated that trading in such Securities has been completed for clients' accounts.
            o After the Investment Committee's meeting, the Control Person updates the Watch List according to the foregoing and circulates it to all Access Persons.

       SPECIAL SITUATIONS
       ------------------
       At any time it is concluded (outside of a regularly scheduled Investment Committee meeting) that Roxbury will engage in transactions in a particular Security for Client Accounts, a member of the Investment Committee will instruct the Control Person to add such Security to the Watch List. Such Security will remain on the Watch List until trading in such Security has been completed for Client Accounts.

------------------------------
(4) The term "formal recommendation" here is shorthand to mean those activities engaged in by Portfolio Managers and Analysts that are necessary and proximate to presenting a Security for the Investment Committee's consideration. At this point in the process we should strive to identify and isolate only those Securities which WILL or ARE SCHEDULED TO be brought to the Investment Committee's attention for definite action within the next two weeks. Securities that are scheduled to be merely reviewed by or discussed with the Investment Committee but are not in a price range which a Portfolio Manager or Analyst believes would result in any action by the Investment Committee need not be included on the Watch List.
(5) Indefinitely suspended, at a minimum, should refer to the case where any definitive decision regarding the purchase or sale of a Security is unlikely to occur for more than a two-week period.

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IV.1.5 -- RESTRICTED LIST
-------------------------

        The CCO shall provide the Watch List Control Person with a list (the "Restricted List") containing the names of issuers:

            a. For which an officer of Roxbury (or that officer's family member) serves as an officer or director, or issuers in which any officer of Roxbury (or that officer's family member) owns greater than a 4.9% interest, or

            b.  That Supervised Persons may have Insider information about.

        This list will not change unless the Control Person receives written notification from the CCO.

        All Supervised Persons are responsible for informing the CCO or Compliance Designee of issuers that should be included on the Restricted List.

        No Supervised Person shall purchase or sell, directly or indirectly, any Covered Security on the Restricted List in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership without the prior approval of the CCO.

V.       ACCESS PERSONS REPORTING REQUIREMENTS
         -------------------------------------

    The following reports shall be treated confidentially, but are open to inspection by Roxbury's attorneys, and the staff of the Securities and Exchange Commission upon request and as required by law.

    INITIAL HOLDINGS REPORT
    -----------------------
    Upon employment at Roxbury or when a person is otherwise identified as an Access Person, he/she is asked to disclose in a written report (1) all Securities held by Access Person-Related Accounts and any Beneficial Ownership Account, and (2) the names of each broker, dealer and/or bank at which an Access Person-Related Account or a Beneficial Ownership Account maintains a securities account and the title on each such account. See Exhibit B for a copy of this report. New Access Persons are also asked to disclose any outside business ventures. New Access Persons will be given ten days to sell any Securities they wish to sell as a result of a review of this Personal Trading Policy.

    QUARTERLY TRANSACTION REPORT
    ----------------------------
    Each Access Person shall complete a Personal Securities Transaction and Securities Account quarterly report for each calendar quarter even if the Access Person does not have any personal Securities transactions or new Securities accounts to report and submit the Report to the Compliance Designee no later than 10 days after the end of each calendar quarter. If that day is not a business day, then the Personal Securities Transaction and Securities Account quarterly report shall be submitted no later than the first business day thereafter. See Exhibit C for a copy of this report. Access Persons shall report the transactions and any new Securities accounts for all Access Person-Related Accounts, Access Person Client Accounts and Beneficial Ownership Accounts.

    Each Access Person shall direct each brokerage firm and/or bank that holds an Access Person-Related Account to supply the Compliance Designee, on a timely basis, duplicate copies of all trade confirmations and account statements.

    ANNUAL HOLDINGS REPORT
    ----------------------
    Within thirty days of the adoption of this revised Code of Ethics and within thirty days of the end of each calendar year thereafter, each Access Person shall report in writing to the Compliance Designee (1) all Securities (including any privately held Securities such as limited partnership or limited liability company membership interests) held by Access
    Person-Related Accounts and any Beneficial Ownership Account, and (2) the names of each broker, dealer and/or bank at which an Access Person-Related Account, an Access Person Client Account or a Beneficial Ownership Account maintains a Securities account and the name on each such account. See Exhibit D for a copy of this report.

    INITIAL CERTIFICATION OF COMPLIANCE
    -----------------------------------
    Upon adoption of this revised Code by Roxbury, each Access Person shall certify that: (a) s/he has received this revised Code of Ethics: (b) s/he has read and understands this revised Code of Ethics and recognizes s/he is subject thereto; (c) s/he has reported all personal Securities transactions required to be reported pursuant to the requirements of the Code of Ethics;
    (d) s/he has reported the names of each broker, dealer and/or bank where the Access Person, any Access Person - Related Account and any Beneficial Ownership Account has a Securities account; and (e) other than as disclosed on the initial certification, s/he has no knowledge of

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CODE OF ETHICS                                   ROXBURY CAPITAL MANAGEMENT, LLC

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    the existence of any personal  conflict of interest which may involve Client
    Accounts, such as any economic relationship between his/her transactions and
    Securities  held  or  to  be  acquired  by  Client  Accounts.   The  initial
    certification is included as Exhibit E hereto.

    ANNUAL CERTIFICATION OF COMPLIANCE
    ----------------------------------
    Each Access Person shall certify annually that: (a) s/he has read and understands the Code of Ethics and recognizes s/he is subject thereto; (b) s/he has complied with the requirements of the Code of Ethics; (c) s/he has reported all personal Securities transactions required to be reported pursuant to the requirements of the Code of Ethics; (d) s/he has reported the names of each broker, dealer and/or bank where the Access Person, any Access Person-Related Account and any Beneficial Ownership Account has a Securities account; and (e) other than as disclosed on the annual certification, s/he has no knowledge of the existence of any personal conflict of interest which may involve Client Accounts, such as any economic relationship between his/her transactions and Securities held or to be acquired by Client Accounts. The annual certification is included as Exhibit F hereto.

V.1 -- REPORTING VIOLATIONS
---------------------------

    Any Access Person who becomes aware of any apparent violation of the Code of Ethics shall promptly report such apparent violation to the CCO or Compliance Designee.

V.2 -- REVIEW OF REPORTS AND PRE-CLEARANCE FORMS
------------------------------------------------

    The CCO or Compliance Designee shall be responsible for reviewing all pre-clearance forms, confirmations of transactions and monthly brokerage or custodial statements for all Access Person-Related Accounts, Initial Holdings Reports, Annual Holdings Reports, Initial Certification of Compliance forms, Annual Certification of Compliance forms, Personal Securities Transaction and Securities Account Quarterly Reports and any other documents deemed necessary to assure compliance with this Code of Ethics. The CCO or Compliance Designee shall review these documents on a prompt basis.

    The Compliance Designee shall prepare a written report each quarter to Roxbury's Executive Committee that describes any issues that arose during the previous quarter under this Code. The CCO shall prepare a written report to the governing board of any investment company for which Roxbury acts as adviser or sub-adviser (or as otherwise directed by the governing board's representative) that shall include information about any material violations and sanctions imposed in response to those violations during the prior calendar year or other reporting period requested by the investment company. If appropriate, the CCO shall certify to the governing board of any investment company for which Roxbury acts as adviser or sub-adviser that Roxbury has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics.

V.3 -- SANCTIONS
----------------

    The sanctions for violation of the Code of Ethics may include any or all of the following: (1) a letter of censure, (2) a fine, (3) temporary or permanent suspension of trading for any Access Person-Related Accounts, (4) temporary suspension of employment, (5) termination of employment, (6) disgorgement of any ill-gotten profits or avoidance of losses, (7) and/or any other sanction deemed appropriate by Roxbury's CCO and Executive Committee.

V.4 -- RETENTION OF RECORDS
---------------------------

    This Code of Ethics and a copy of each report made by an Access and Supervised Person hereunder shall be maintained by Roxbury.

VI.      CODE OF CONDUCT
         ---------------

    Rule 204A-1 of the Advisers Act requires Roxbury's Code of Ethics to set forth a standard of business conduct required of all Supervised Persons. The standard must reflect Roxbury's fiduciary obligations and those of its Supervised Persons and must also require compliance with the federal securities laws.

    Roxbury's Code of Conduct is designed to reflect its commitment to ethical conduct as set forth in its statement of general principles in Section II of this Code of Ethics. It covers a number of topics including conflicts of interest, gifts and entertainment, political contributions, board directorships and outside business activities.

CODE OF ETHICS                                   ROXBURY CAPITAL MANAGEMENT, LLC

--------------------------------------------------------------------------------

VI.1 -- CONFLICTS OF INTEREST
-----------------------------

    The Code is intended to (a) minimize conflicts of interest and even the appearance of conflicts of interest, between the personnel of Roxbury and its clients in the securities markets and (b) assure that personal securities transactions of the Roxbury's Access Persons are made in compliance with applicable securities laws.

    Roxbury's general policy is to avoid conflicts of interest wherever possible and, where they unavoidably occur, to resolve them in favor of clients. When a potential conflict of interest arises, Roxbury and Supervised Persons must recognize that the client has a prior right to the benefits of Roxbury's judgment over the Supervised Person or any members of the Supervised
    Person's family whom he or she may advise. Inevitably, this policy places some restriction on freedom of investment for Supervised Persons and their families.

    Roxbury's procedures for dealing with specific conflicts of interest are found in Section IV of this Code covering Personal Securities Transactions and in separate policies and procedures covering areas such as trading, brokerage practices, soft dollars, aggregation and allocation of trades and allocation of limited investment opportunities.

VI.2 -- COMPLIANCE WITH LEGAL AND REGULATORY REQUIREMENTS
---------------------------------------------------------

    Supervised Persons are not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client:

            1. To employ any device, scheme or artifice to defraud any client or prospective client;

            2. Make any untrue statement of material fact or omit to state a material fact necessary in order to make the statement made, in light of the circumstances under which they are made, not misleading;

            3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon such client;

            4. To engage in any manipulative practice with respect to such client; or

            5.  To  engage  in  any   manipulative   practice  with  respect  to
                securities including price manipulation.

            Supervised Persons must comply with applicable federal securities laws and other federal laws, including the following:

            1.  Investment Advisers Act of 1940

            2.  Investment Company Act of 1940

            3.  Gramm-Leach-Bliley Act of 2002 (Title V)

            4.  Sarbanes-Oxley Act of 2002

            5.  Securities Act of 1933; and

            6.  Securities Exchange Act of 1934.

VI.3 -- CONFIDENTIALITY
-----------------------

    Roxbury requires all Supervised Persons to keep information about clients, both individuals and institutions, in strict confidence, including the client's identity (unless the client consents), the client's investment objectives and policies, the client's securities holdings, and investment strategies implemented on behalf of the client.

    Roxbury prohibits Supervised Persons from disclosing nonpublic information concerning clients or securities transactions to Supervised Persons within Roxbury or with its affiliates, except as necessary to carry out their responsibilities or for other legitimate business purposes.

CODE OF ETHICS                                   ROXBURY CAPITAL MANAGEMENT, LLC

--------------------------------------------------------------------------------

VI.4 -- INSIDER TRADING
-----------------------

    Roxbury's policy is that no Supervised Person may engage in what is commonly known as Insider Trading.

    Specifically, the Firm prohibits:

    1. Trading, either personally or on behalf of others, including client accounts, on the basis of material nonpublic information; or

    2. Communicating material nonpublic information to others in violation of the law.

    This policy extends to activities within and outside their activities with the firm.

VI.4.1 -- DEFINITION OF INSIDER TRADING
---------------------------------------

    The term Insider Trading is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an insider) and to the communication of material non-public information to others. The law concerning Insider Trading is generally understood to prohibit trading by an insider, while he or she is in possession of material non-public information, trading by a non-insider, while in possession of material, non-public information if the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; and communicating material non-public information to others in violation of one's duty to keep such information confidential.

VI.4.2 -- PROHIBITION AGAINST MISUSE OF MATERIAL NON-PUBLIC INFORMATION
-----------------------------------------------------------------------

    SEC Rule 10b-5 makes it unlawful for any person to misuse, either directly or indirectly, any material, non-public information relating to a security. Employees who are in possession of any material, non-public information relating to a security are prohibited from:

    1. Purchasing or selling such securities for their own accounts or for accounts in which they have a beneficial interest or over which they have the power, directly or indirectly, to make investment decisions;

    2. Issuing research reports, recommendations or comments, which could be construed as recommendations;

    3. Disclosing such information or any conclusions based thereon to any other person in or outside the Firm; or

    4. Recommending or suggesting that any person engage in transactions in any security while in possession of material, non-public information about that security.

    This prohibition also includes short sales, options and margin transactions involving financial instruments that fall within the above prohibitions.

VI.4.3 -- WHO IS AN INSIDER?
----------------------------

    The concept of an insider is broad. It includes officers, directors and employees of a company. In addition, a person can be a temporary insider if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include certain outsiders such as, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, the Firm may become a temporary insider of a company it advises or for which it performs services. According to the United States Supreme Court, before such an outsider may be considered a temporary insider, the company's relationship  with the  outsider  must be such that the  company  reasonably
    expects   him  or  her  to  keep  the   disclosed   non-public   information
    confidential.

VI.4.4 -- WHAT IS MATERIAL INFORMATION?
---------------------------------------

    Trading on Inside Information is not a basis for liability unless the information is material. Information generally is material if there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decision, or if public dissemination of it is reasonably certain to have a substantial effect on the price of a company's securities.

CODE OF ETHICS                                   ROXBURY CAPITAL MANAGEMENT, LLC

--------------------------------------------------------------------------------

    Such information that is likely to be deemed material includes, but is not limited to, the following:

        1.  Dividend increases or decreases;

        2. Earnings estimates or material changes in previously released earnings estimates;

        3.  Significant expansion or curtailment of operations;

        4.  Significant increase or decline in revenues;

        5. Significant merger or acquisition proposals or agreements, including tender offers;

        6.  Significant new products or discoveries;

        7.  Extraordinary borrowing;

        8.  Major liquidation;

        9.  Liquidity problems;

        10. Extraordinary management developments; and,

        11. Purchase and sale of substantial assets.

    Material Information does NOT have to relate to a company's business. For example, in one case, the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of the security.(6) In that case, a WALL STREET JOURNAL reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the JOURNAL and whether those reports would be favorable or not. Perhaps more importantly, knowledge of a decision, or impending decision, by the Firm to buy or sell a security for its clients or to recommend a security can constitute material information.

VI.4.5 -- WHAT IS NON-PUBLIC INFORMATION?
-----------------------------------------

    Information is non-public until it has been effectively communicated to the market place. One must be able to point to some fact to prove that the information is generally public. For example, information found in a report filed with the Securities Exchange Commission or appearing on the Dow Jones wire, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL or other publications of general circulation would be considered public.

VI.4.6 -- EXAMPLES OF INSIDER TRADING
-------------------------------------

    The definition of Insider Trading has evolved through case law and administrative proceedings to include:

    1. Buying or selling securities on the basis of material non-public information, including purchasing or selling for employee's own account or one which the employee has a financial interest, or for the Firm's inventory account;

    2. Disclosing insider information to inappropriate personnel whether for consideration or not (i.e., tipping). Insider information must only be disseminated on a need to know basis to appropriate personnel; and

    3. Assisting someone who is transacting business on inside information obtained from a third party.

    If a question arises as to which employees are entitled to the Inside Information, the CCO should be consulted. If any employee is uncertain as to whether information is material or non-public, the CCO should be consulted immediately.


-----------------------------------------------
(6) Carpenter v. U.S., 108 U.S.316 (1987)

CODE OF ETHICS                                   ROXBURY CAPITAL MANAGEMENT, LLC

--------------------------------------------------------------------------------

VI.4.7 -- DISCIPLINARY ACTION AND PENALTIES FOR INSIDER TRADING
---------------------------------------------------------------

    Insider trading violations can result in severe penalties to Roxbury, the principals, and the individuals violating the rules. Roxbury will not tolerate violations whether inadvertent or intentional.

    VIOLATIONS WILL RESULT IN SEVERE DISCIPLINARY ACTION, WHICH MAY INCLUDE THE IMMEDIATE TERMINATION OF THE EMPLOYEE.

    Penalties for trading on or communicating material non-public information are severe, both for the individuals involved in the trading (or tipping) and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

        1.  Civil injunctions;

        2. Damages in a civil suit as much as three times the amount of actual damages suffered by other buyers or sellers;

        3.  Disgorgement of profits;

        4.  Jail sentences;

        5. Fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited;

        6.  Prohibition from employment in the securities industry; and

        7. Roxbury or any other controlling persons could be assessed fines of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

VI.4.8 -- COMPLIANCE PROCEDURES
-------------------------------

THESE PROCEDURES HAVE BEEN DEVELOPED TO ASSIST EMPLOYEES IN AVOIDING INSIDER TRADING. EVERY SUPERVISED PERSON MUST FOLLOW THESE PROCEDURES OR RISK SERIOUS SANCTIONS, INCLUDING DISMISSAL, SUBSTANTIAL PERSONAL LIABILITY AND CRIMINAL PENALTIES. THE CCO IS AVAILABLE TO ANSWER ANY QUESTIONS ABOUT THESE PROCEDURES.

    IDENTIFYING INSIDE INFORMATION
    ------------------------------
    If an employee thinks they may have Inside Information about a company, they must consider the following questions before placing ANY trade in that company's securities, either for themselves or for others (including Roxbury's clients), and before advising anyone (including clients) to trade, in that company's securities:

        1.  Is the information material?

        2. Is this information that an investor would consider important in making his or her investment decisions?

        3. Is it information that would substantially affect the market price of the securities if generally disclosed?

        4.  Is the information non-public?

        5.  To whom has this information been provided?

        6. Has it been effectively communicated to the marketplace by appearing on the Dow Jones wire or by being published in REUTERS, THE WALL STREET JOURNAL or publications of general circulation?

    RESOLVING ISSUES CONCERNING INSIDER TRADING
    -------------------------------------------
    If, after asking these questions, an employee believes the information is material and non-public, or if there are any questions as to whether the information is material and non-public, he or she should take the following steps:

        1.  Report the matter immediately to the CCO;

CODE OF ETHICS                                   ROXBURY CAPITAL MANAGEMENT, LLC

--------------------------------------------------------------------------------

        2. Do not purchase or sell the securities on behalf of themselves or others including client accounts; and

        3. Do not communicate the information inside or outside Roxbury, other than to the CCO and the Roxbury's attorneys.

    After the CCO has reviewed the issue, the employee will be instructed to continue the prohibitions against trading and communication, or will be allowed to trade and communicate the information.

    RESTRICTING ACCESS TO MATERIAL NON-PUBLIC INFORMATION
    -----------------------------------------------------
    Employees with access to information they identify as material and non-public must ensure that the information is not being communicated to anyone, including persons within Roxbury, except as described above. In addition, employees should take steps to keep such information secure. For example, files containing material non-public information should be sealed and access to computer files containing material non-public information should be restricted.

    CONTACTS WITH PUBLIC COMPANIES
    ------------------------------
    Roxbury's contacts with public companies represent an important part of its research efforts. Roxbury may make investment decisions on the basis of its conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, a Roxbury employee becomes aware of material, non-public information. This could happen, for example, if a company's Chief Financial Officer prematurely discloses quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, Roxbury must make a judgment as to its further conduct. To protect yourself, your clients and Roxbury, you should contact the CCO immediately if you believe that you may have received material, non-public information. Every time an employee communicates with an official of a public company, the employee should be sure to identify himself as being associated with an investment advisory firm.

    TENDER OFFERS
    -------------
    Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material, non-public information regarding a tender offer received from the tender offer, the target company or anyone acting on behalf of either. Roxbury employees should exercise particular caution any time they become aware of non-public information relating to a tender offer.

    RESTRICTED LIST
    ---------------
    If it is determined that Roxbury has material non-public information about a particular company, the CCO will add the security to the Restricted List, if necessary. Please see Section III above for more information regarding the Restricted List.

    HIGH RISK TRADING ACTIVITIES
    ----------------------------
    Certain high-risk trading activities, if used by an employee, are risky not only because of the nature of the securities transactions themselves, but also because of the potential that action may be necessary to close out the transactions. Examples of such activities include short sales of common stock and trading in derivative instruments such as option contracts to purchase ("call") or sell ("put") securities at certain predetermined prices. Roxbury employees should understand that short sales and trading in derivative instruments involve special risks -derivative instruments, for example, ordinarily have greater price volatility than the underlying security. The fulfillment of the obligations owed by each employee to the Roxbury may heighten those risks. For example, if Roxbury becomes aware of material, non-public information about the issuer of the underlying securities, Roxbury employees may find themselves "frozen" in a position in a derivative security. Roxbury will not bear any losses resulting in an account controlled by an employee through the implementation of Roxbury's policy prohibiting insider trading.

    RESTRICTION ON DISCLOSURES - CLIENT TRANSACTIONS
    ------------------------------------------------
    Employees shall not disclose any non-public information (whether or not it is material) relating to the Roxbury's transactions for its clients to any person outside the Roxbury (unless such disclosure has been authorized by Roxbury).

    ADDITIONAL PROCEDURES - EMPLOYEES
    ---------------------------------

    Employees must also:

        1. Consult the CCO when a question(s) arises regarding Insider Trading or when the employee suspects a potential Insider Trading violation;

CODE OF ETHICS                                   ROXBURY CAPITAL MANAGEMENT, LLC

--------------------------------------------------------------------------------

        2. Advise the CCO of all outside activities, directorships or material ownership in a public company (over 4.9%). No employee may engage in any outside activities as employee, proprietor, partner, consultant, trustee, officer, or director without prior written consent by the CCO;

        3.  Maintain   awareness  and  monitor  clients  who  are  shareholders,
            directors, or senior officers of public companies;

        4. Ensure that no trading of securities for which they have inside information occurs in their Covered Accounts; and

        5.  Not disclose  any insider  information  obtained  from any source to
            inappropriate   persons.    Disclosure   to   family,   friends   or
            acquaintances will be grounds for immediate termination.

VI.5 -- GIFTS AND ENTERTAINMENT
-------------------------------

VI.5.1 -- POLICY
----------------

    The purpose of business entertainment and gifts in a commercial setting is to create goodwill and sound working relationships, not to gain unfair advantage. Roxbury's Supervised Persons should not engage in any activity, practice or act which conflicts with the best interests of Roxbury or its clients. Accepting gifts of more than a nominal value could influence a Supervised Person in such a way as to impede his or her independence when making decisions on behalf of the Firm or its clients. Similarly, offering gifts that are of greater than nominal value may put the client in an awkward position and create the sense that the Roxbury is trying to "buy" their business.

    Employees are encouraged to participate in social activities with those with whom Roxbury maintains business relationships so long as they are reasonable and customary types of social activities in a business context. However extravagant entertainment from or to a client, prospective client or other person or entity with which Roxbury conducts business is strictly prohibited.

    In order to avoid potential conflicts involving gifts and entertainment Roxbury requires all Supervised Persons to adhere to the following specific policies and procedures.

VI.5.2 -- PROCEDURES
--------------------

    Supervised Persons may not accept or give, either directly or indirectly, gifts or entertainment with a value in excess of $100 from or to clients, prospective clients, or other persons or entities with which Roxbury has or is likely to have a business relationship without the prior approval of the CCO.

    A "gift" includes any type of gratuity, favor, service, discount or price concession, loan (except from a relative), fee, compensation, securities, real property, or anything of monetary value. If a Supervised Person receives anything of value, directly or indirectly, that violates this policy, he or she must promptly notify the CCO. Accepting cash in any amount is strictly prohibited. If there is a question regarding the value of a gift the CCO must make the final determination as to the value.

    "Entertainment" includes activities such as dinners, sporting events, and theater tickets.

VI.5.3 -- OTHER PROVISIONS REGARDING GIFTS AND ENTERTAINMENT
------------------------------------------------------------

    PRE-CLEARANCE
    -------------
    Roxbury requires pre-clearance of any business entertainment events or gifts to or from government officials.

    SOLICITED GIFTS
    ---------------
    Roxbury prohibits Supervised Persons from using their position with the Firm to obtain anything of value from a client, prospective client, or any other person or entity with which Roxbury conducts business.

VI.6 -- POLITICAL CONTRIBUTIONS
-------------------------------

    Roxbury prohibits Supervised Persons from making political contributions in order to obtain business (commonly know as "pay to play").

VI.7 -- COMMUNICATIONS WITH THE PUBLIC
--------------------------------------

    All communications with clients, prospective clients, the media and others must be fair, balanced and truthful. Communications

CODE OF ETHICS                                   ROXBURY CAPITAL MANAGEMENT, LLC

--------------------------------------------------------------------------------

    with the press is not allowed without the prior approval of the Chief Compliance Officer.

    Roxbury's separate Marketing Procedures cover, among other things, specific requirements for pre-approval of marketing material.

VI.8 -- SERVICE ON A BOARD OF DIRECTORS
---------------------------------------

    Roxbury prohibits Access Persons from serving on the boards of publicly traded companies except in cases where such service is consistent with the best interests of Roxbury's clients. In such cases, prior written approval by the CCO is required. The Access Person will be subject to Information Barriers designed to isolate the Board member from Access Persons within the Firm who cover that particular issuer.

VI.9 -- OTHER OUTSIDE ACTIVITIES
--------------------------------

    Roxbury requires the CCO to pre-approve all outside business activities and positions with charitable or public organizations. If the outside activities could pose a real or perceived conflict of interest with Roxbury clients, or interfere with the Supervised Person's responsibilities to Roxbury, the CCO may prohibit such activity. In addition, Supervised Persons may not accept a position as executor of an estate, trustee, or power of attorney without the prior approval of the Chief Compliance Officer unless such position is for a family member.

CODE OF ETHICS                                   ROXBURY CAPITAL MANAGEMENT, LLC

--------------------------------------------------------------------------------

                                   APPENDIX A

           RULE 16A-1(A)(2) UNDER THE SECURITIES EXCHANGE ACT OF 1934

Other than for purposes of determining whether a person is a beneficial owner of more than ten percent of any class of equity securities registered under Section 12 of the Act, the term beneficial owner shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the equity securities, subject to the following:

       (i) The term pecuniary interest in any class of equity securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

       (ii) The term indirect pecuniary interest in any class of equity securities shall include, but not be limited to:

              (A) Securities held by members of a person's immediate family sharing the same household; provided, however, that the presumption of such beneficial ownership may be rebutted; see also Rule 16a-1(a)(4);

              (B) A general partner's proportionate interest in the portfolio securities held by a general or limited partnership. The general partner's proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of:

                            (1) The general partner's share of the partnership's profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or

                            (2) The general partner's share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner.

              (C) A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where:

                            (1) The performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more; and

                            (2) Equity securities of the issuer do not account for more than ten percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;

              (D) A person's right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

              (E) A person's interest in securities held by a trust, as specified in Rule 16a-8(b); and

              (F) A person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

       (iii) A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

CODE OF ETHICS                                   ROXBURY CAPITAL MANAGEMENT, LLC

--------------------------------------------------------------------------------

                                    EXHIBIT B
                     CODE OF ETHICS INITIAL HOLDINGS REPORT

         TO THE COMPLIANCE DESIGNEE OF ROXBURY CAPITAL MANAGEMENT, LLC:


I. I hereby acknowledge receipt of a copy of the Code of Ethics dates 2/1/05 for Roxbury Capital Management, LLC (the "Code").

II. I have read and understand the Code and recognize that I am subject thereto as an Access Person of Roxbury Capital Management, LLC ("Roxbury").

III. I agree that the terms used in this Report shall have the same meaning as they do in the Code of Ethics dated 2/1/05.

IV. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve Client Accounts, such as any economic relationship between my transactions and Securities held or to be acquired by Client Accounts.

V. As of the date below, the following are the names of each broker, dealer and/or bank where I, my Access Person-Related Accounts, my Access Person Client Accounts or my Beneficial Ownership Accounts have a Securities account (you may attach a list instead of completing the information on this form):

Title of Account                                   Name of Broker/Dealer or Bank
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

VI. As of the date below, the list below includes all Securities which I, my Access Person-Related Accounts, my Access Person Client Accounts and my Beneficial Ownership Accounts hold (you may attach a list instead of completing the information on this form):

Number of      Name of           Relation of Access Person
Shares         Account Holder        to Account Holder        Name of Security

VII. The following is a list of all businesses other than Roxbury for which I work or from which I receive direct or indirect compensation, including any boards of directors or trustees on which I serve with or without compensation:

Description of              Name and Address
 Compensation                 of Business                 Description of My Role
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Date:
     ----------------------------

Signature:                          Print Name:
          -----------------------              ------------------------------

CODE OF ETHICS                                   ROXBURY CAPITAL MANAGEMENT, LLC

--------------------------------------------------------------------------------

                                    EXHIBIT C

PERSONAL SECURITIES TRANSACTION AND SECURITIES ACCOUNT QUARTERLY REPORT For the quarter ended ____________________________________________

Rule 204A-1 under the Investment Advisers Act requires Access Persons of an investment adviser to report within ten days of the end of every calendar quarter all personal Securities transactions in which the Access Person acquires a direct or indirect beneficial interest as that term is defined under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934. Rule 17j-1 under the Investment Company requires Access Persons of an investment adviser to an investment company to report, within ten days of the end of every calendar quarter, information about any new Securities account for the Access Person at a broker, dealer or bank. Roxbury Capital Management, LLC ("Roxbury") also requires reporting of all personal Securities transactions and all new securities accounts for Covered Securities at a broker, dealer or bank for Access Person-Related Accounts or Access Person Client Accounts as those terms are defined in Roxbury's Code of Ethics. I hereby certify that this report reflects all personal securities transactions and all new securities accounts established at a broker, dealer or bank during the above-referenced quarter for me and all of my Access Person-Related Accounts, my Access Person Client Accounts and my Beneficial Ownership Accounts, as those terms are defined in Roxbury's Code of Ethics.

IF NO REPORTABLE TRANSACTIONS TOOK PLACE DURING THE ABOVE REFERENCED QUARTER, CHECK THE BOX:

The following lists all transactions in Covered Securities for me, my Access Person-Related Accounts, my Access Person Client Accounts and my Beneficial Ownership Accounts during the above-referenced quarter (you may attach a list instead of completing the information on this form):

------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------
     Date of          Security and         No. of        Dollar Amount       Nature of         Price Per
   Transaction           class             Shares        of Transaction     Transaction          Share         Broker or Bank
------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------

------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------

------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------

DID YOU OBTAIN PRE-CLEARANCE FROM THE COMPLIANCE DEPARTMENT FOR EACH OF THE
ABOVE TRANSACTIONS?    YES     NO

Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve a Client Account such as the existence of any economic relationship between my transactions and Covered Securities held or to be acquired by Roxbury's client.

IF NO NEW COVERED SECURITIES ACCOUNT (AN ACCESS PERSON-RELATED ACCOUNT, AN ACCESS PERSON CLIENT ACCOUNT OR A BENEFICIAL OWNERSHIP ACCOUNT) WAS ESTABLISHED BY ME DURING THE ABOVE REFERENCED QUARTER, CHECK THE BOX AND SIGN BELOW.

The following lists the names of each broker, dealer and/or bank where I, my Access Person-Related Accounts, my Access Person Client Accounts and my Beneficial Ownership Accounts established a securities account during the above-referenced quarter (you may attach a list instead of completing the information on this form):


TITLE OF ACCOUNT                                   NAME OF BROKER/DEALER OR BANK
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Signature:                                   Date:
          ---------------------------------       --------------------------
Print Name:
           ---------------------------------

CODE OF ETHICS                                   ROXBURY CAPITAL MANAGEMENT, LLC

--------------------------------------------------------------------------------

                                    EXHIBIT D

                      CODE OF ETHICS ANNUAL HOLDINGS REPORT

         TO THE COMPLIANCE DESIGNEE OF ROXBURY CAPITAL MANAGEMENT, LLC:

I. I agree that the terms used in this Report shall have the same meaning as they do in the Code of Ethics dated 2/1/05.

II. As of the date below, the following are the names of each broker, dealer and/or bank where I, my Access Person-Related Accounts, my Access Person Client Accounts and my Beneficial Ownership Accounts have a Covered Securities account (you may attach a list instead of completing the information on this form):

Title of Account                             Name of Broker/Dealer or Bank
--------------------------------------------------------------------------

================================================================================
III. As of the date below, the list below includes all Securities which I, my Access Person-Related Accounts my Access Person Client Accounts and my Beneficial Ownership Accounts hold (you may attach a list instead of completing the information on this form):

     -------------------------- ------------------------- ----------------------------------- ------------------------------
     Number of Shares           Name of                   Relation of Access Person to        Name of Security
                                Account Holder            Account Holder
     -------------------------- ------------------------- ----------------------------------- ------------------------------

     -------------------------- ------------------------- ----------------------------------- ------------------------------

     -------------------------- ------------------------- ----------------------------------- ------------------------------

     -------------------------- ------------------------- ----------------------------------- ------------------------------

     -------------------------- ------------------------- ----------------------------------- ------------------------------

Date:
     ----------------------------

Signature:                          Print Name:
          -----------------------              ------------------------------

CODE OF ETHICS                                   ROXBURY CAPITAL MANAGEMENT, LLC

--------------------------------------------------------------------------------

                                    EXHIBIT E


                                 CODE OF ETHICS
                       INITIAL CERTIFICATION OF COMPLIANCE

To the Board of Directors of Roxbury Capital Management, LLC:

I. I hereby acknowledge receipt of a copy of the Code of Ethics dated 2/1/05 for Roxbury Capital Management, LLC (the "Code").

II. I hereby certify that I have read and understand the Code and recognize that I am subject thereto as an employee of Roxbury Capital Management, LLC ("Roxbury").

III. Except as noted below, I hereby certify that I have reported to Roxbury all Securities transactions required to be reported pursuant to the Code.

IV. Except as noted below, I hereby certify that I have reported to Roxbury the names of each broker, dealer and/or bank required to be reported pursuant to the Code.

V. I hereby certify that I will direct each brokerage firm and/or bank to supply Roxbury Capital Management, LLC with duplicate copies of all trade confirmations and account statements.

VI. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve Roxbury's clients, such as any economic relationship between my transactions and Covered Securities held or to be acquired by Roxbury's clients.





Date:
     -------------------------------------------------------------
Signature:
          ---------------------------------------------------------
Print Name:
           ---------------------------------------------------------

CODE OF ETHICS                                   ROXBURY CAPITAL MANAGEMENT, LLC

--------------------------------------------------------------------------------

                                    EXHIBIT F


                CODE OF ETHICS ANNUAL CERTIFICATION OF COMPLIANCE

To the Board of Directors of Roxbury Capital Management, LLC:

I. I have read and understand the Code of Ethics dated 2/1/05 for Roxbury Capital Management, LLC (the "Code") and recognize that I am subject thereto as an employee of Capital Management, LLC ("Roxbury").

II. I hereby certify that, during the year ended December 31,______ , I have complied with the requirements of the Code.

III. I hereby certify that, during the year ended December 31, _______, I have reported to Roxbury all Covered Securities transactions required to be reported pursuant to the Code.

IV. Except as noted below, I hereby certify that, during the year ended December 31, _______, I have reported to Roxbury the names of each broker, dealer and/or bank required to be reported pursuant to the Code.

V. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve Client Accounts, such as any economic relationship between my transactions and Covered Securities held or to be acquired by Client Accounts.





Date:
     -------------------------------------------------------------
Signature:
          ---------------------------------------------------------
Print Name:
           ---------------------------------------------------------

CODE OF ETHICS                                   ROXBURY CAPITAL MANAGEMENT, LLC

--------------------------------------------------------------------------------

                                    EXHIBIT G

              REQUEST FOR PERSONAL INVESTMENT TRANSACTION APPROVAL

Valid only through the business day on which approval was given. Any transaction, or portion thereof, not so completed will require a new approval. Please forward a signed copy of this form to: (see bottom of form for copy distribution).

           REMINDER: SEND COPIES OF STATEMENTS AND CONFIRMS TO ROXBURY
            CAPITAL MANAGEMENT, LLC, 100 WILSHIRE BLVD., SUITE 1000,
                    SANTA MONICA, CA 90401, ATTN: COMPLIANCE

NAME:                                          DATE:
     -----------------------------------------      ----------------------------
DEPARTMENT:
           ----------------------------------
                                 TIME STAMP:

  (Check one)

               ___ BUY           _______NUMBER OF SHARES

               ___ SELL

                                 TRANSACTION

Security:
         -----------------------------------------------------------------------
Ticker Symbol:
              -------------------------

Have you held this Security or economically equivalent Security (such as an option to purchase or sell the Security, or a bond or other security convertible into the Security) for at least 30 days? For 401k plans, the date of a change to the contribution allocation is the start of the 30-day holding period.
Subsequent automatic contributions (triggered by payroll deductions) are executed from the 30-day holding period.
                     Yes [ ]
                      No [ ]

Is this Security on Roxbury's watch list?
                     Yes [ ]
                      No [ ]

                      CHECK APPROPRIATE DESCRIPTION BELOW)
                      ------------------------------------

EQUITY: ___ Common Stock               FIXED: ___ Corporate Bond
        ___ ADR                               ___ Convertible
        ___ Other ________                    ___ High-yield
                                              ___ Bond Municipal Bond
MUTUAL FUND:
        ___ Roxbury Open-End                  ___ Closed-End

I hereby request permission to effect a transaction in the Covered Security as indicated above for my account or an Access Person-Related Account. I am familiar with and agree to abide by the requirements set forth in the Code of Ethics and certify that this request is made in compliance with the Code of Ethics.

Signature of person requesting approval:
                                        ----------------------------------------
Signature of person
approving trade:                              Date:
                ----------------------------       -----------------------------
                    TRANSACTION APPROVAL

CODE OF ETHICS                                   ROXBURY CAPITAL MANAGEMENT, LLC

--------------------------------------------------------------------------------

              REQUEST FOR PERSONAL INVESTMENT TRANSACTION APPROVAL
              ----------------------------------------------------
               Shortened Version of Personal Trading Restrictions
            (See Code of Ethics for definitions and complete version)

COVERED SECURITY means any interest or instrument commonly known as a security, including stocks, bonds, notes, options, warrants, securities acquired in privately placed offerings, financial commodities, other derivative products and interest in limited partnerships except for purposes of this personal trading policy the term "Covered Security" does not include any U.S. government obligation or the shares of any open-end mutual fund Roxbury does not advise.

TRADING PROGRAM: "Trading Program" means the purchase or sale of a Security across the majority of existing Client Accounts managed in a particular investment style. In addition, Institutional Accounts, Private Client Group Accounts and Wrap Accounts shall each be considered a different investment style for the purpose of defining a "Trading Program." A Trading Program does not include purchases or sales of Securities for new Client Accounts or as a result of additions to, or withdrawals from, one or more Client Accounts.

PROHIBITED TRANSACTIONS: NO EMPLOYEE-RELATED ACCOUNT SHALL:
1. Purchase or sell any Covered Security without the prior written approval of the CCO or Compliance Designee on the same day as the transaction occurs. Prior to granting approval, the Compliance Designee shall take necessary steps to be sure that Roxbury is not purchasing or selling for any Client Account, the security requested to be purchased or sold by the Access Person-Related Account and that the proposed transaction is in compliance with the other provisions of this Code. A Pre-Clearance Request Form in the form of Exhibit F attached hereto must be filled out and signed by the Compliance Designee and will be valid only for the remainder of the business day on which the approval was given. If an Access Person is unable to complete the trade before the end of the business day, he/she will need to obtain approval on the next day that the Access Person wishes to make the purchase or sale. If an Access Person places a "limit order" on the transaction and the order is not completed during the day on which the approval is given, the remaining order must be re-approved by the Compliance Designee.
2. Purchase any Covered Security that Roxbury is purchasing for any Client Accounts pursuant to a Trading Program until all purchases for ClientAccounts pursuant to the Trading Program have been completed.
3. Purchase any Covered Security that is being sold pursuant to a Trading Program until five (5) business days after all sales for Client Accounts pursuant to the Trading Program have been completed.
4. Sell any Covered Security that Roxbury is selling for any Client Accounts pursuant to a Trading Program until all sales for Client Accounts pursuant to the Trading Program have been completed.
5. Sell any Covered Security that is being purchased pursuant to a Trading Program until five (5) business days after all purchases for Client Accounts pursuant to the Trading Program have been completed.
6. Purchase or sell any Covered Security that Roxbury is purchasing or selling for any Client Accounts other than as a result of a Trading Program, on any given day until all orders for such purchases or sales have been completed.
7. Purchase or sell any Covered Securities on the "Watch List" even if Roxbury currently holds the Security for Client Accounts. The Compliance Designee may, however, confirm with the appropriate Analyst and Portfolio Manager(s) regarding his/her plans regarding the security. If there are no plans for imminent action, this will be documented on the pre-clearance request form and the trade may be approved.
8. Purchase or sell any options without the prior written approval of the Compliance Designee except that employees may receive options to purchase interests in Roxbury.
9. Sell short any Covered Security without the prior written approval of the Compliance Designee.
10. Sell any Covered Security until at least 30 days after it has been purchased without the prior written approval of the Compliance Designee.
11. Purchase any Security in an initial public offering ("IPO") unless: (a) the reason the Access Person-Related Account has access to the IPO is not related to the Access Person's position at Roxbury; and (b) the Compliance Designee has approved the transaction in writing and given a written justification for his/her decision.
12. Purchase any Security in an initial secondary offering unless: (a) the reason the Access Person-Related Account has access to the secondary offering is not related to the Access Person's position at Roxbury; and
      (b) the Compliance Designee has approved the transaction in writing.
13.   Purchase or sell any Security in a private placement of Securities unless:
      i. the Security is an option to purchase an interest, or an interest, in Roxbury Capital Management;
      ii. the Security is an interest in a pooled investment vehicle for which Roxbury acts as investment adviser or investment manager and which invests only in publicly traded securities; or
      iii. the Compliance Designee has approved the private placement transaction in writing and given a written justification for his decision including a written explanation of why the private placement transaction is not appropriate for any Client Account or Roxbury's 401(k) plan.
14. Purchase or sell any Security in a block trade in which Client Accounts participate.

CODE OF ETHICS                                   ROXBURY CAPITAL MANAGEMENT, LLC

--------------------------------------------------------------------------------

The above prohibitions shall apply to all Securities transactions except the following:
      1. Transactions resulting from automatic dividend reinvestment plans or other automatic investment plans;
      2. Securities acquired through corporate distributions applicable to all holders of the same class of security (e.g., stock dividends);
      3. Purchases affected upon exercise of rights issued pro rata to all holders of a class of its securities, to the extent such rights are acquired from such issuer.

The SANCTIONS for violation of the Code of Ethics may include any or all of the following: (1) a letter of censure, (2) a fine, (3) temporary or permanent suspension of trading for any Access Person-Related Accounts, (4) temporary suspension of employment, (5) termination of employment, (6) disgorgement of any ill-gotten profits or avoidance of losses, (7) and/or any other sanction deemed appropriate by Roxbury's CCO.